SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 17, 2003

TriQuint Semiconductor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22660	95-3654013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (503) 615-9000

Not applicable

(Former name or former address, if changed since last report)

ITEM 5.                                                     OTHER EVENTS.

On December 17, 2003, TriQuint Semiconductor, Inc. (“TriQuint”) received and accepted the resignation of Steven P. Miller from service as a member of TriQuint’s board of directors.  Mr. Miller’s resignation is not the result of any disagreement with TriQuint that would be required to be reported in Item 6 of Form 8-K.

ITEM 7.                                                     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)                                  Exhibits.

Exhibit No.	Description

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIQUINT SEMICONDUCTOR, INC.

Dated: December 17, 2003	By:	/s/ Raymond A. Link
Raymond A. Link Vice President, Finance and Administration, Chief Financial Officer and Secretary

Index to Exhibits

Exhibit No.	Description

None